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                                REVOCABLE PROXY
                             B.M.J. FINANCIAL CORP.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                        SPECIAL MEETING OF SHAREHOLDERS
                                _______ __, 1997


The undersigned, a shareholder of B.M.J. FINANCIAL CORP. ("B.M.J.") hereby constitutes and appoints Frank N. Elliott, Frank M. Monaghan and Edwin W. Townsend and each of them acting individually as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned to attend the Special Meeting of Shareholders of B.M.J. to be held on ______ __, 1997 at 10:00 a.m., and any adjournment or postponement thereof, to vote all shares which the undersigned would be entitled to cast if personally present, upon such business as may properly come before the meeting, including the following items, as set forth in the notice of meeting and proxy statement.

1.  A proposal to approve an Agreement
    and Plan of Merger between B.M.J.
    and Summit Bancorp, as more fully
    described in the accompanying Proxy      For         Against        Abstain
    Statement--Prospectus.                   [ ]           [ ]            [ ]

2.  A proposal to approve in advance an
    adjournment of the Special Meeting,
    as more fully described in the
    accompanying Proxy Statement             For         Against        Abstain
    --Prospectus.                            [ ]           [ ]            [ ]

3.  To transact such other business as
    may properly come before the meeting.

     If not otherwise specified, the shares will be voted FOR Proposals One and Two. The undersigned hereby revokes all previous proxies for such meeting, and hereby acknowledges receipt of the notice of the meeting and the Proxy Statement -- Prospectus furnished herewith.

                                                   ---------------------------
Please be sure to sign and date                   |  Date                     |
  this Proxy in the box below.                    |                           |
 -------------------------------------------------|---------------------------|
|                                                                             |
|                                                                             |
|_______Stockholder sign above ________Co-holder (if any) sign above__________|



*  Detach above card, sign, date and mail in postage paid envelope provided.  *

                             B.M.J. FINANCIAL CORP.
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NOTE: If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix the corporate seal.
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